                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   AVTEL COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee previously paid with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                                                 [LOGO]

                                                                  April 28, 1998

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders on Thursday, May 28, 1998 at 2:30 P.M. at the offices of AvTel's subsidiary, Matrix Telecom, Inc., 8721 Airport Freeway, Fort Worth, Texas.

    In addition to the agenda items described in the Notice and Proxy Statement accompanying this letter, there will be a report on operations and ample opportunity for questions to be directed to executive officers regarding company affairs.

    It is important that your shares be represented. Please, therefore, sign and return the enclosed proxy card in the envelope provided as soon as possible so that your shares can be voted at the meeting in accordance with your instructions.

    We hope to see you at the meeting.

    Very truly yours,

  [SIGNATURE]                                  [SIGNATURE]
    Anthony E. Papa                            James P. Pisani
    CHAIRMAN AND CHIEF                         PRESIDENT AND CHIEF
    EXECUTIVE OFFICER                          OPERATING OFFICER

                           AVTEL COMMUNICATIONS, INC.
                                501 BATH STREET
                        SANTA BARBARA, CALIFORNIA 93101

                            ------------------------

                            NOTICE OF ANNUAL MEETING
                            TO BE HELD MAY 28, 1998

                            ------------------------

    The Annual Meeting of Stockholders of AvTel Communications, Inc. ("AvTel") will be held on Thursday, May 28, 1998 at 2:30 P.M., local time, at the offices of AvTel's subsidiary, Matrix Telecom, Inc., 8721 Airport Freeway, Fort Worth, Texas.

    The items of business to be conducted at the meeting are:

    1.  Election of five directors for a term of one year.

    2.  Ratification of the appointment of auditors.

    3.  Approval of AvTel's 1998 Stock Incentive Plan.

    4.  Such other matters as may properly come before the Annual Meeting.

    It is not anticipated that any other business will come before the Special Meeting. If, however, such matters are presented, proxies will be voted thereon as determined by a majority vote of the Board of Directors.

    These items are more fully described in the attached Proxy Statement, which is hereby made a part of this Notice. Only stockholders of record at the close of business on April 7, 1998 are entitled to vote at the meeting and at any adjournment thereof. STOCKHOLDERS ARE REMINDED THAT SHARES CANNOT BE VOTED UNLESS THE STOCKHOLDER IS PRESENT, THE SIGNED PROXY CARD IS RETURNED OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.

                                          By Order of the Board of Directors

                                                    [SIGNATURE]

                                          James P. Pisani
                                          SECRETARY

Santa Barbara, California
April 28, 1998

    If you have not received the 1997 AvTel Communications, Inc. Annual Report (which includes financial statements) along with these materials, kindly notify AvTel Communications, Inc., 501 Bath Street, Santa Barbara, California 93101, Telephone (805) 884-6300, Facsimile (805) 884-6311.

                           AVTEL COMMUNICATIONS, INC.
                                501 BATH STREET
                        SANTA BARBARA, CALIFORNIA 93101

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1998

                            ------------------------

    The enclosed proxies are solicited by the Board of Directors of AvTel Communications, Inc., a Delaware corporation (the "Company" or "AvTel") for use at the Annual Meeting of Stockholders of AvTel (the "Annual Meeting"), to be held at 2:30 P.M. on Thursday, May 28, 1998 and at any adjournments or postponements thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The mailing address of the executive offices of AvTel is 501 Bath Street, Santa Barbara, California 93101. This Proxy Statement and the accompanying proxy materials are being mailed to stockholders on or about April 28, 1998.

PROCEDURAL MATTERS

    Only holders of record of AvTel's Common Stock, $.01 par value (the "Common Stock"), at the close of business on April 7, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 9,524,747 shares of AvTel's Common Stock issued and outstanding, excluding treasury stock. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

    Each share of Common Stock has one vote on all matters. Stockholders are not entitled to cumulate their votes with respect to the election of directors. A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to AvTel's Corporate Secretary at AvTel's executive office referred to above prior to such meeting, a written notice of revocation or a duly executed proxy bearing a later date.

    The shares represented by a duly executed and unrevoked proxy in the form accompanying this Proxy Statement will be voted in accordance with the specifications contained therein. In the absence of specifications, a proxy will be voted FOR the nominees for director named herein, FOR the ratification of auditors, and FOR the adoption of the 1998 Stock Incentive Plan.

    The Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting, including any adjournment or postponement thereof, the persons appointed as proxies will vote all shares subject to proxies as determined by a majority vote of the Board of Directors.

    AvTel will bear the cost of this solicitation. In addition, AvTel will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of AvTel's directors, officers and regular employees, without additional compensation, personally or by mail, telephone or otherwise.

STOCKHOLDER PROPOSALS

    Stockholders of AvTel who intend to present proposals at AvTel's next Annual Meeting of Stockholders must send such proposals to AvTel for receipt no later than December 29, 1998 in order for such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                             ELECTION OF DIRECTORS

    AvTel's Bylaws currently permit the Board of Directors to specify the exact number of authorized directors within the permitted range of five to nine. Currently, the authorized number of directors is five. Each director is elected to serve for a one-year term and until his or her respective successor is elected and qualified.

    The current members of the Board are being nominated for re-election. The Company's Bylaws require that any nominations for election as a director, other than nominations by the Board of Directors, must be received at least 90 days in advance of the Annual Meeting, if such meeting is to be held on or after the anniversary of the previous year's annual meeting. The Company has not received any nominations for directors other than those individuals nominated by the Board. Each director must be elected by a majority of the votes cast at the Annual Meeting.

    If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the shares which they represent for a nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card, or if no direction is made, for the election of the Board of Director's nominees named below. Stockholders are not entitled to cumulate votes in the election of directors.

NOMINEES FOR ELECTION AS DIRECTOR:

    Information with respect to the nominees for director is set forth below:

    ANTHONY E. PAPA, age 35, has been the Chairman of the Board and Chief Executive Officer of the Company since October 1996. Mr. Papa was also President of the Company from October 1996 until February 1998. Prior to October, 1996, Mr. Papa had served as President of ICS Communications, Inc. ("ICS"), Richardson, Texas, a national provider of cable television, wireless paging, local and long-distance telephone services from December 1992. Before joining ICS, Mr. Papa served as general manager for Spectradyne, Inc., the largest provider of pay-per-view entertainment and interactive services to the hospitality industry. Mr. Papa is a director of International School of Information Management, Inc., an accredited university and an electronic publisher and provider of electronic services, and a director of ABC-Clio, Inc., an international publisher of historical reference materials for institutions of higher education. Mr. Papa received a B.S. in Management from Iona College, in New Rochelle, New York.

    JAMES P. PISANI, age 33, has been the President of the Company since February 1998, and has served as Chief Operating Officer, Chief Financial Officer and Secretary of the Company since October 1996. From October 1996 to February 1998, Mr. Pisani was also the Executive Vice-President of the Company. Prior to October 1996, he served as Vice President of Sales and National Accounts for ICS. While at ICS, Mr. Pisani was responsible for that firm's business-to-business and consumer sales activities. Prior to joining ICS, from June 1989 to June 1994, Mr. Pisani served as Vice-President of a national mortgage banking firm serving, primarily, institutional accounts. Mr. Pisani graduated from Princeton University in 1986, with a degree in Economics.

    JOHN E. ALLEN, age 61, has been a Director of the Company since December 1997. Mr. Allen became a director as a result of the Company's acquisition of Matrix Telecom, Inc. ("Matrix") on December 1, 1997. He is Vice Chairman of the Boards of Amli Residential Properties Trust and Amli Commercial Properties, LLC, and President of Amli Realty Co. ("AMLI"), a commercial real estate firm, which he co-founded in 1980. Prior to co-founding AMLI, he was a partner at the Chicago law firm of Mayer, Brown & Platt, with which he had been associated since 1964. Mr. Allen is a member of the Board of Directors of UICI, an insurance and financial services company, and Excell Global Services, an owner and operator of telephone call centers. Mr. Allen received a B.S. in Business from Indiana University in 1961 and a J.D. from Indiana University School of Law in 1964.

    JEFFREY J. JENSEN, age 39, has been a Director of the Company since January 1998. He is the President of CORE Marketing, Inc. ("CORE"), which provides direct mail and telemarketing facilities, a position he has held since 1996. From 1989 until its acquisition by CORE in 1996, Mr. Jensen was the President of Specialized Association Services, which provided marketing and administrative services to trade associations. In addition, from 1992 to 1995, Mr. Jensen was a founding partner of Association Dental Plan, which provided discounted dental services to 40,000 members. Mr. Jensen received degrees in Economics and Philosophy from Cornell College, in Mount Vernon, Iowa and holds an M.S. in Information Systems from the University of Texas at Arlington.

    GREGORY T. MUTZ, age 51, has been a Director of the Company since December 1997. Mr. Mutz became a director as a result of the Company's acquisition of Matrix. He is Chairman of the Boards of Amli Residential Properties Trust, Amli Commercial Properties, LLC, Excell Global Services and AMLI, which he co-founded in 1980. Mr. Mutz is also a Director of Baldwin & Lyons, Inc., a Director of the Illinois Chapter of The Nature Conservancy and a member of the Board of Visitors at DePauw University. Prior to co-founding AMLI, he was an officer with White, Weld & Co., Incorporated (1976-78) and associated with the law firm of Mayer, Brown & Platt (1973-76). He received a B.A. from DePauw University in 1967 and a J.D. from the University of Michigan law School in 1973. He is also a member of the Urban Land Institute.

    There are no family relationships between any directors or executive officers of AvTel.

EXECUTIVE OFFICERS

    Set forth below is information with respect to each executive officer of the Company who is not a nominee for election as a director:

    VIRGINIA A. BAKER, age 49, is the Controller and Chief Accounting Officer of the Company. Ms. Baker also serves as the Vice President and Treasurer of Matrix. Ms. Baker joined Matrix in October 1993 as Controller, and became Treasurer in January 1995, and Vice President in May 1996. From July 1990 to October 1993, Ms. Baker served as Controller of VarTec Telecom, Inc., a large facility based national long distance provider headquartered in Dallas, Texas. Ms. Baker worked as a CPA from September 1987 to July 1990 for Deloitte and Touche LLP. Ms. Baker joined the Company on December 1, 1997, as a result of the acquisition of Matrix.

    D. STEPHEN DEWINDT, age 42, was appointed President of the Company's Business Network Services Division in January 1997. From September 1995 to September 1996, Mr. DeWindt served as Chairman of the Board and Chief Executive Officer of Ameriquest Inc., a computer wholesale distributor listed on the New York Stock Exchange. From March 1992 to August 1995, he was Co-President of Computer 2000 AG, a computer wholesale distributor based in Germany. Mr. DeWindt received a B.A. in Business Administration from Principia College, Elsah, Illinois, and an M.B.A. from the University of California, Los Angeles.

    FRANK DZIUBA, age 39, was appointed Senior Vice President, Software Development of the Company in November, 1996, in connection with the Company's acquisition of Silicon Beach Communications, Inc., which Mr. Dziuba founded in 1995. Prior to 1995, Mr. Dziuba served as senior engineer at various software development firms where he had management responsibility for design and development of several complex software and telecommunications products. Mr. Dziuba was also co-founder and a principal stockholder of several of these firms.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met ten times in 1997. Each incumbent director attended more than 75% of the total of all meetings of the Board of Directors and the committees of the Board on which he served. In December 1997, the Board delegated certain authority to standing committees to assist the Board in carrying out its duties. The current committees, and their members, are set forth below.

    The Audit Committee meets with the auditors to discuss the scope and results of audits and oversees internal accounting controls. This committee consists of directors Allen and Mutz. The Audit Committee was created on December 10, 1997, and did not meet during 1997. The Audit Committee did meet on March 10, 1998, to review the audit of the fiscal year ended December 31, 1997.

    The Compensation Committee reviews and makes recommendations to the Board regarding the compensation of senior management and has overseen the award of certain options under the Company's 1997 Stock Incentive Plan. This Committee consists of directors Allen, Jensen and Mutz. The Compensation Committee was created on December 10, 1997, and did not meet during 1997. The Compensation Committee did meet on February 26, 1998, to review executive compensation issues.

    There is no nominating committee or any committee performing that function.

DIRECTORS FEES

    Directors do not currently receive compensation for their membership on the Board, although the Company does reimburse their reasonable expenses in connection with attendance at board and committee meetings. Directors (including non-employee directors) are eligible to receive grants of stock options and restricted stock under the Company's 1997 Stock Incentive Plan, and would continue to be eligible to receive awards under the proposed 1998 Stock Incentive Plan. (SEE "Approval of 1998 Stock Incentive Plan" below.)

STOCK OWNERSHIP

    The following table reflects shares of AvTel's Common Stock beneficially owned by each of the directors, and by all directors and officers as a group, as of the Record Date.

                                                                         AMOUNT
                                                                       BENEFICIALLY  PERCENT OF
NAME                                                                      OWNED       CLASS(1)
---------------------------------------------------------------------  -----------  -------------
Jeffrey J. Jensen(2).................................................     851,738           8.9%
Anthony E. Papa(3)...................................................     520,776           5.5%
James P. Pisani(3)...................................................     514,376           5.4%
John E. Allen........................................................      --             *
Gregory T. Mutz......................................................      --             *
All directors and executive officers as a group
  (8 persons)(4).....................................................   1,993,597          20.8%

*   Represents less than 1%

------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Company's Common Stock subject to options held by that person that are exercisable within sixty (60) days following the Record Date are deemed outstanding. However, such shares of Common Stock are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such Company's name. The percentages of beneficial ownership shares in this table are based upon 9,524,747 shares of the Common Stock outstanding.

(2) Pursuant to the terms of the Registration Rights and Lockup Agreement dated December 1, 1997, executed in connection with the Matrix acquisition, these shares may not be sold for two years after December 1, 1997.

(3) Includes 7,813 shares that may be acquired under options that were exercisable within 60 days of the Record Date.

(4) Includes 68,725 shares that may be acquired under options that were exercisable within 60 days of the Record Date.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE REELECTION OF DIRECTORS PAPA, PISANI, ALLEN, JENSEN AND MUTZ TO AVTEL'S BOARD OF DIRECTORS.

                             EXECUTIVE COMPENSATION

    The following table summarizes all compensation paid to the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997 (the "Named Officers"). Titles shown are those held by the Named Officers at December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM COMPENSATION
                                                                                                       AWARDS
                                                                  ANNUAL COMPENSATION          -----------------------
                                                           ----------------------------------   SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                                FISCAL YEAR    SALARY      BONUS          OPTIONS(#)
---------------------------------------------------------  -----------  ----------  ---------  -----------------------
Anthony E. Papa(1).......................................        1997   $  158,459     --                31,250
President and Chief Executive Officer                            1996       46,875     --                --

James P. Pisani(1).......................................        1997   $  152,500     --                31,250
Executive Vice President, Chief Operating Officer, Chief         1996       46,875     --                --
  Financial Officer and Secretary

D. Stephen DeWindt(2)....................................        1997   $  127,083  $  15,556            56,250
President--Business Network Services Division

Frank Dziuba(3)..........................................        1997   $   85,833  $  39,300            43,724
Senior Vice President--Software Development                      1996   $    7,500     --                --

------------------------

(1) Employed as of July 31, 1996.

(2) Employed as of January 27, 1997.

(3) Employed as of November 20, 1996.

    The following table summarizes all option grants to the Named Officers during the year ended December 31, 1997. All such options were granted by AvTel prior to the Matrix acquisition. No stock appreciation rights were awarded during such year.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                               NUMBER OF     % OF TOTAL                                       ANNUAL RATES OF STOCK
                               SECURITIES      OPTIONS                                         PRICE APPRECIATION
                               UNDERLYING    GRANTED TO                                        FOR OPTION TERM(1)
                                OPTIONS     EMPLOYEES IN    EXERCISE                          ---------------------
NAME                            GRANTED      FISCAL YEAR      PRICE       EXPIRATION DATE        5%         10%
----------------------------  ------------  -------------  -----------  --------------------  ---------  ----------
Anthony E. Papa.............     31,250(2)         13.8%    $    3.30   March 4, 2002         $  16,526  $   47,860

James P. Pisani.............     31,250(2)         13.8%    $    3.30   March 4, 2002         $  16,526  $   47,860

D. Stephen DeWindt..........      6,250(3)          2.7%    $    5.00   January 27, 2007      $  19,653  $   49,805
                                  6,250(4)          2.7%    $    5.00   January 27, 2007      $  19,653  $   49,805
                                 31,250(4)         13.8%    $    2.50   February 19, 2007     $  49,132  $  124,511
                                  6,250(2)          2.8%    $    3.00   March 4, 2007         $  11,792  $   29,883
                                  6,250(3)          2.8%    $   14.00   July 27, 1997         $  55,028  $  139,452

Frank Dziuba................     31,250(2)         13.8%    $    3.00   March 4, 2007         $  58,959  $  149,413

------------------------

(1) The potential realizable portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming (for illustrative purposes only) the specified compounded rates of appreciation of the price of the Common Stock over the term of the respective option. These numbers do not take into account provisions providing for the termination of the option following termination of employment, nontransferability or difference in vesting terms.

(2) Options vest in one quarter increments over the four years after the grant date.

(3) Options vest six months after the grant date.

(4) Options vest in one half increments over the two years after the grant date.

    The following table provides information with respect to the unexercised stock options held as of December 31, 1997 by the Named Officers. No stock options were exercised by any of the Named Officers during the year ended December 31, 1997.

                        DECEMBER 31, 1997 OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                    OPTIONS AT           IN-THE- MONEY OPTIONS AT
                                                                DECEMBER 31, 1997          DECEMBER 31, 1997(1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Anthony E. Papa...........................................           0        31,250     $       0    $   154,688

James P. Pisani...........................................           0        31,250     $       0    $   154,688

D. Stephen DeWindt........................................       6,250        50,000     $  20,313    $   232,813

Frank Dziuba..............................................      12,474        31,250     $  10,540    $   164,063

------------------------

(1) Calculated on the basis of the fair market value of the Company's common stock on December 31, 1997, minus the exercise price of the options. The average of the bid and asked prices of the Common Stock on December 31, 1997 was $8.25 per share.

EMPLOYMENT AGREEMENTS

    Until December 1, 1997, the Company had employment agreements in place with each of Messrs. Papa and Pisani. Under these employment agreements, generally, each executive was to be employed for a term commencing in August 1996 and expiring July 31, 1999, subject to certain extension rights.

    Under the employment agreements, the executives were to be paid an initial annual base salary of $125,000. The agreements provided that this base salary would be increased when the Company either (a) obtained additional debt or equity capital in certain amounts and under certain terms or (b) achieved monthly revenues exceeding certain objectives.

    The agreements provided for incentive bonuses based on the achievement of performance objectives in each fiscal year, which performance objectives were to be established by the Board of Directors at the beginning of each fiscal year. The employment agreements also provided that bonuses of $50,000 would be paid to each executive if, within twelve months following October 23, 1996, the Company completed a debt or equity financing in certain amounts and under certain terms. Messrs. Papa and Pisani both waived their rights to receive both sets of these bonuses.

    The employment agreements further provided that each of the executives would be eligible to receive grants of stock options to acquire shares of Common Stock. See "Option Grants in Last Fiscal Year," above.

    In connection with the acquisition of Matrix, Messrs. Papa and Pisani agreed that, upon the closing of the acquisition, their respective employment agreements would be terminated. Accordingly, both employment agreements terminated on December 1, 1997, and Messrs. Papa and Pisani now serve on an "at-will" basis.

    In connection with its acquisition of Silicon Beach Communications, Inc. ("SBC") the Company entered into an employment agreement with Mr. Dziuba pursuant to which he is employed for a three-year term ending November 21, 1999 at an initial base annual salary of $80,000, subject to increase, if any, as may be determined by the Board of Directors. This agreement also provides, among other things, for Mr. Dziuba to serve as President of SBC, for stock option grants, and an "earn-out" bonus paid to Mr. Dziuba upon satisfaction of certain operational performance objectives. The amounts, if any, due under the special performance bonus, are subject to certain set-off rights of the Company in the event of a breach of certain representations, warranties and agreements relating to its acquisition of SBC. The agreement does not call for any payments as a result of any change in control of the Company.

    The Company is also party to an employment agreement with Mr. DeWindt pursuant to which he is employed for a two-year term ending January 31, 1999, subject to extension. The agreement provides for an annual base salary of $125,000, subject to increase, and for the payment of bonuses based on performance objectives adopted by the Company's Board of Directors. Pursuant to this agreement, Mr. DeWindt was awarded options to purchase 56,250 shares of the Company's common stock. See "Option Grants in Last Fiscal Year," above. The agreement also calls for additional grants of stock options to purchase an aggregate of 12,500 shares to be awarded in 1998, with an exercise price equal to the fair market value of the Common Stock at the date of grant. The agreement does not call for any payments as a result of any change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to December 10, 1997, the entire Board of Directors fulfilled the functions of the Compensation Committee. For all of fiscal 1997 until December 1, the Board of Directors consisted of Mr. Papa, Mr. Pisani, Mr. Dziuba and Barry A. Peters, each of whom, except Mr. Peters, were executive officers of the Company. In connection with the acquisition of Matrix, Mr. Dziuba and Mr. Peters resigned from the Board and were replaced by Mr. Allen, Mr. Mutz and Ronald W. Howard. On December 10, 1997, the Board formed a Compensation Committee consisting of Mr. Allen, Mr. Mutz and Mr. Howard. Mr. Howard resigned from the Board on January 5, 1998, and was replaced by Mr. Jensen on January 9, 1998. Mr. Jensen was also appointed to the Compensation Committee at that time to fill the vacancy caused by Mr. Howard's resignation.

    No executive officer of the Company served at any time during the year ended December 31, 1997 as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

    During 1997, the compensation of the Company's executive officers was generally set pursuant to employment agreements. See "Employment Agreements," above. Under such agreements, Mr. Papa and Mr. Pisani received total salary equal to $158,459 and $152,500, respectively. Neither of them were awarded bonuses in 1997. Instead, each of them declined bonuses to which they otherwise might have been entitled. The employment agreements for Mr. Papa and Mr. Pisani were terminated on the closing of the acquisition of Matrix, and thus will not be in effect for 1998. Mr. Dziuba received a bonus of $39,300 in addition to his salary of $85,833. This bonus had been pre-negotiated at the time Mr. Dziuba became an officer of the Company upon the acquisition of SBC. Mr. DeWindt also received a bonus of $15,556 pursuant to the terms of his employment agreement.

    The Board believes that the best way to attract and maintain high caliber executives is to encourage equity ownership in the Company. Each of Mr. Papa and Mr. Pisani own approximately five percent of the Company's outstanding shares of Common Stock. In addition, the Board granted significant awards of stock options to Mr. Papa, Mr. Pisani, Mr. DeWindt and Mr. Dziuba which vest over time. As a result, such officers will benefit from a rise in the price of the Common Stock on the same basis as other stockholders. The Board's compensation philosophy has been to couple this equity incentive with salaries and bonuses that are competitive in the Company's industry.

    The Board believes that equity-based compensation is an effective way of aligning executive compensation with increases in stockholder value. As discussed elsewhere in this Proxy Statement, the Board of Directors has approved the 1998 Stock Incentive Plan, subject to stockholder approval. The Board believes that this plan will increase the ability of the Company to tie executive interests to the interests of the Company, thereby benefitting the Company and its stockholders. The Board believes equity compensation, in the form of stock options and, potentially, restricted stock, is vital to the long-term success of the Company. The Board is committed to this policy, recognizing the competitive market for talented executives and that the nature of the Company's business may result in highly variable compensation for a particular time period.

    On December 10, 1997, the Board established the Compensation Committee. Each member of the Compensation Committee, except Mr. Jensen, meets the definition of "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

    The Compensation Committee has overall responsibility for the Company's executive compensation policies and practices. The Compensation Committee's functions include:

    - Determining the compensation of the Chief Executive Officer and the Chief Operating Officer of the Company.

    - Reviewing and approving all other executive officers' compensation, including salary and bonuses, in each case based in part upon the recommendations of the Chief Executive Officer and the Chief Operating Officer of the Company.

    - Granting awards under the Company's 1997 Stock Incentive Plan.

    - Granting awards under the Company's 1998 Stock Incentive Plan, if approved by stockholders. (See "Approval of 1998 Stock Incentive Plan," below.)

    The Board expects that the Compensation Committee will base its determinations of overall executive compensation, which will include salary, bonus, certain benefits and stock option awards and possibly other forms of equity-based compensation, on subjective factors based upon consideration of, among other factors, the annual and long-term financial performance of the Company, including the creation of stockholder value, the historical financial performance of the Company, the individual executive officer's contribution to the achievement of operating goals and business objectives and levels of compensation in comparable companies at similar stages of development, with particular emphasis on those operating in the telecommunications industry. The Compensation Committee intends to base executive compensation on financial performance criteria, including price of the Company stock, in the context of the telecommunication industry as well as the economy in general.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company's deduction for compensation paid to the Named Officers to $1 million unless certain requirements are met. The policy of the Board with respect to Section 162(m) has been to establish and maintain a compensation program which will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal 1997. The Board, however, reserves the right of the Compensation Committee to use its judgment, where merited by the Compensation Committee's need for flexibility to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation which may not, in a specific case, be fully deductible by the Company.

By the Board of Directors

John E. Allen
Jeffrey J. Jensen
Gregory T. Mutz
Anthony E. Papa
James P. Pisani

STOCK PERFORMANCE GRAPH

    The following graph compares the total return on the Common Stock with the cumulative total return on the Nasdaq Market Index--U.S. Companies (a broad market index) and the Nasdaq Telecommunications Index (an industry index) for the period from March 18, 1996, the date upon which the Common Stock was registered pursuant to Section 12 of the Exchange Act, through December 31, 1997. The comparison reflects the investment of $100 on March 18, 1996, and the reinvestment of dividends (if paid), in each of the Company's Common Stock (for which no dividends have been paid), the Nasdaq Market Index and the Nasdaq Telecommunications Index. The Company's Common Stock traded under the name Hi, Tiger International, Inc. from the date of registration under the Exchange Act until October 23, 1996. The market price of the Company's Common Stock has been significantly affected by two transactions that were accounted for as reverse purchases, including the acquisition of AvTel Holdings, Inc. on October 23, 1996, and the acquisition of Matrix on December 1, 1997. The stock price performance of the Company reflected in this comparison is not necessarily indicative of the future stock price performance of the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            AVTEL COMMUNICATIONS   NASDAQ TELECOMMUNICATIONS INDEX   NASDAQ MARKET INDEX-U.S. COMPANIES
3/18/96                   $100.00                           $100.00                              $100.00
6/30/96                    142.86                            104.16                               106.96
9/30/96                    114.29                             98.01                               110.77
12/30/96                   100.00                             98.15                               116.21
3/31/97                     89.43                             91.25                               109.91
6/20/97                    435.71                            103.77                               105.21
9/30/97                    542.86                            132.97                               152.06
12/31/97                   235.71                            145.30                               142.64

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    DEPENDENCE ON JENSEN-CONTROLLED COMPANIES FOR MARKETING
SERVICES. Stockholder Ronald L. Jensen and his adult children (including Director Jeffrey J. Jensen) own approximately 35% of UICI, a publicly-traded insurance and financial services company. Among other things, UICI's marketing organizations sell Matrix long distance products to their customers. Director John E. Allen is also a director of UICI. The adult Jensen children own approximately 80% of CORE Marketing, Inc. ("CORE"). Director Jeffrey J. Jensen is the President of CORE. Until late 1997, CORE sold Matrix long distance services using its direct mail facilities and its telemarketing facilities. UGA, a company owned 100% by Ronald L. Jensen, has provided sales and marketing services to the Company. Effective December 31, 1996, UGA sold its agency force to UICI and its telemarketing and direct mail operations to CORE. Matrix paid sales commissions and related payments to UICI, CORE and UGA, together with certain other affiliated entities (including Best Connections, which was subsequently acquired by Matrix) of $990,553 in 1997 and $5,335,233 and

$6,314,878 in 1996 and 1995, respectively. The Company believes that it receives the foregoing services on terms no less favorable to the Company than could be obtained from unrelated third parties.

    LONG DISTANCE SERVICES. Mr. Jensen and his adult children (including Director Jeffrey J. Jensen), together with certain other stockholders of the Company, own in the aggregate a substantial interest in the outstanding shares of Pacific Gateway Exchange, Inc. ("PGE"), a public company. PGE is a provider of international and domestic long distance telephone services. Matrix purchases long distance services from PGE for resale to its customers. Matrix paid PGE $15,917,688 for such services in 1997, and $20,527,236 and $17,195,182 in 1996 and 1995, respectively. Matrix also provides long distance telephone service to certain affiliates of Mr. Jensen and his adult children, including UICI, UGA and Core. The Company believes that it provides the foregoing services on terms no less favorable to the Company than could be obtained from unrelated third parties

    EMPLOYEE LEASING. Matrix leases a substantial portion of its employees from United Group Service Center ("UGSC"), an entity affiliated with Ronald L. Jensen and UGA. Matrix paid UGSC $4,395,820 for such employees' services in 1997, and $4,542,007 and $3,655,712 in 1996 and 1995, respectively. In addition, Matrix reimbursed UGA for certain overhead expenses. The Company believes that it receives the foregoing services on terms no less favorable to the Company than could be obtained from unrelated third parties

    LOAN TO AFFILIATE. During the first six months of 1997, Matrix made a loan to CORE in the total amount of $2,000,000 as an advance against commissions to be incurred by Matrix for marketing services. The loan is due September 1, 1998, and is interest-free. As of April 20, 1998, the outstanding loan balance was $1,388,696.

    POLICY ON RELATED PARTY TRANSACTIONS. In connection with its application to list the Common Stock on The Nasdaq SmallCap MarketSM, the Company has undertaken to conduct an appropriate review of all related party transactions on an ongoing basis and to utilize the Audit Committee to review potential conflict of interest situations where appropriate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company, and on written representations that no Forms 5 were required, the Company believes that during the year ended December 31, 1997, the following table reflects all such reports that were not filed on a timely basis:

                                                                                                             KNOWN FAILURES TO
                                                            NUMBER OF LATE        NUMBER OF       TYPE OF      FILE REQUIRED
NAME OF PERSON                                                  REPORTS          TRANSACTIONS    REPORT(S)        REPORT
--------------------------------------------------------  -------------------  ----------------  ----------  -----------------
Anthony E. Papa.........................................               2                 6(1)    Form 3/4             None
James P. Pisani.........................................               2                 2(2)    Form 3/4             None
D. Stephen DeWindt......................................               1                 1       Form 3               None
Frank Dziuba............................................               1                 1(2)    Form 3               None
Barry A. Peters(3)......................................               2                 2(2)    Form 3/4             None

------------------------

(1) Transactions occurred in 1996 and January 1997.

(2) Transactions occurred during 1996.

(3) Mr. Peters was formerly a director and 10% stockholder of the Company.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information for the persons known to the Company to be owners of more than five percent of its outstanding shares as of the Record Date.

                                                                         AMOUNT
                                                                       BENEFICIALLY    PERCENT
NAME AND ADDRESS                                                          OWNED      OF CLASS(1)
---------------------------------------------------------------------  -----------  -------------
Ronald L. Jensen(2)(3) ..............................................   2,088,232          22.3%
  4001 McEwen, Suite 200
  Dallas, TX 75244

United Group Association, Inc. (2)(3) ...............................   2,088,232          22.3%
  4001 McEwen, Suite 200
  Dallas, TX 75244

UA Plus, Inc.(2)(3) .................................................   2,088,232          22.3%
  2121 Precinct Line Road
  Hurst, TX 76054

Janet J. Jensen(3) ..................................................     961,939          10.3%
  9003 Airport Freeway
  Fort Worth, TX 76180

Jeffrey J. Jensen(3) ................................................     851,738           8.9%
  2121 Precinct Line Road
  Hurst, TX 76054

James J. Jensen(3) ..................................................     851,738           8.9%
  6304 Alexandria Circle
  Atlanta, GA 30326

Jami J. Jensen(3) ...................................................     851,738           8.9%
  1933 Swede Gulch
  Golden, CO 80120

Julie J. Jensen(3) ..................................................     851,738           8.9%
  Box 540, Kenwood Station
  5257 River Road
  Bethesda, MD 20816

Anthony E. Papa(4) ..................................................     520,776           5.5%

James P. Pisani(4) ..................................................     514,376           5.4%

------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Company's Common Stock subject to options held by that person that are exercisable within sixty (60) days following the Record Date are deemed outstanding. However, such shares of Common Stock are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such Company's name. The percentages of beneficial ownership shares in this table are based upon 9,524,747 shares of the Company's Common Stock outstanding.

(2) Includes 1,463,693 shares held by United Group Association, Inc., a management company ("UGA"), 222,475 shares held by Ronald L. Jensen and 402,064 shares held by UA Plus, Inc. UGA is wholly-owned by Mr. Jensen. Mr. Jensen is the majority stockholder in UA Plus, Inc. Excludes shares held by

    Mr. Jensen's adult children, Janet J. Jensen, Julie J. Jensen, James J. Jensen, Jami J. Jensen and Jeffrey J. Jensen, and certain employees of companies associated with Mr. Jensen, other than UGA and UA Plus, Inc., as to all of which the Company understands that Mr. Jensen disclaims beneficial ownership.

(3) Information is derived from a Schedule 13D filed with the SEC on December 11, 1997 (the "Schedule 13D"). Pursuant to the terms of the Registration Rights and Lockup Agreement dated December 1, 1997, these shares may not be sold for two years after December 1, 1997. The Schedule 13D notes that, because each of these stockholders agreed to the restrictions contained in the Registration Rights and Lockup Agreement, such persons may be considered to be a "group" within the meaning of Section 13 of the Securities Exchange Act of 1934, as amended. However, except as set forth in footnote (2) above, the Schedule 13D states that each of such persons disclaims beneficial ownership of the shares held by any other such person.

(4) Includes 7,813 shares that may be acquired under options that were exercisable within 60 days of the Record Date. The address of this stockholder is c/o AvTel Communications, Inc., 501 Bath Street, Santa Barbara, CA 93101.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed the firm of KPMG Peat Marwick LLP, as AvTel's independent auditors for 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. KPMG Peat Marwick LLP audited the Company's financial statements for the year ended December 31, 1997.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS AVTEL'S INDEPENDENT AUDITORS FOR THE YEAR 1998.

                     APPROVAL OF 1998 STOCK INCENTIVE PLAN

    The Company's 1998 Stock Incentive Plan (the "1998 Plan") was adopted by the Board of Directors on March 10, 1998, subject to stockholder approval. The following summary of the 1998 Plan is qualified in its entirety by reference to the complete text of the 1998 Plan, which is set forth as Exhibit A to this Proxy Statement.

    SHARES ISSUABLE. The Company has reserved 1,500,000 shares for issuance under the 1998 Plan. As of March 31, 1997, no shares had been issued under the 1998 Plan. Shares of Common Stock subject to outstanding options which expire or terminate prior to exercise, will be available for future issuance under the 1998 Plan. In addition, if stock appreciation rights ("SARs") and stock units are settled under the 1998 Plan, then only the number of shares actually issued in settlement will reduce the number of shares available for future issuance under this plan.

    ELIGIBILITY. Under the 1998 Plan, employees, outside directors and consultants may be awarded options to purchase shares of Common Stock, SARs, restricted shares and stock units. Accordingly, all current directors and officers of the Company will be eligible to participate in the 1998 Plan. Options may be incentive stock options designed to satisfy Section 422 of the Internal Revenue Code or nonstatutory stock options not designed to meet such requirements. SARs may be awarded in combination with options, restricted shares or stock units, and such an award may provide that the SARs will not be exercisable unless the related options, restricted shares or stock units are forfeited.

    ADMINISTRATION. The 1998 Plan will be administered by the Compensation Committee. The Compensation Committee has the complete discretion to determine which eligible individuals are to receive awards; determine the award type, number of shares subject to an award, vesting requirements and other features and conditions of such awards; interpret the 1998 Plan; and make all other decisions relating to the operation of the 1998 Plan.

    EXERCISE. The exercise price for options granted under the 1998 Plan may be paid in cash. Options may also be exercised on a cashless basis, by a pledge of shares to a broker or by promissory note. The payment for the award of newly issued restricted shares will be made in cash. If an award of SARs, stock units or restricted shares from the Company's treasury is granted, no cash consideration is required.

    The Compensation Committee has the authority to modify, extend or assume outstanding options and SARs or may accept the cancellation of outstanding options and SARs in return for the grant of new options or SARs for the same or a different number of shares and at the same or a different exercise price.

    In the event that the Company in the future elects to pay fees to outside directors, the Board may determine that an outside director may elect to receive his or her fees from the Company in the form of cash, options, restricted shares, stock units or a combination thereof. The Board will decide how to determine the number and terms of the options, restricted shares or stock units to be granted to outside directors in lieu of annual retainers and meeting fees.

    ACCELERATION. Upon a change in control, the Compensation Committee may determine that an option or SAR will become fully exercisable as to all shares subject to such option or SAR. A change in control includes a merger or consolidation of the Company, certain changes in the composition of the Board and acquisition of 50% or more of the combined voting power of the Company's outstanding stock. In the event of a merger or other reorganization, outstanding options, SARs, restricted shares and stock units will be subject to the agreement of merger or reorganization, which may provide for the assumption of outstanding awards by the surviving corporation or its parent, their continuation by the Company (if the Company is the surviving corporation), accelerated vesting and accelerated expiration, or settlement in cash.

    AMENDMENTS. The Board may amend or terminate the 1998 Plan at any time. Amendments may be subject to stockholder approval to the extent required by applicable laws. In any event, the 1998 Plan will terminate on March 10, 2008, unless sooner terminated by the Board.

    FEDERAL INCOME TAX CONSEQUENCES.

    INCENTIVE STOCK OPTIONS. Certain stock options granted under the 1998 Plan may be designated as "incentive stock options" within the meaning of Section 422 of the Code. Under present law, the grantee of an incentive stock option will not realize taxable income upon the grant or the exercise of the incentive stock option and the Company will not receive an income tax deduction at either such time. If the optionee does not sell the Common Stock acquired upon exercise of an incentive stock option within either (i) two years after the grant of the incentive stock option or (ii) one year after the date of exercise of the incentive stock option, the gain upon a subsequent sale of the Common Stock will be taxed as long-term capital gain. If the optionee, within either of the above periods, disposes of the Common Stock acquired upon exercise of the incentive stock option, the optionee will recognize as ordinary income an amount equal to the lesser of (i) the gain realized by the optionee upon such disposition or
(ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee. The gain in excess of such amount recognized by the optionee as ordinary income would be taxed as long-term, mid-term or short-term capital gain (subject to the holding period requirements for long-term, mid-term or short-term capital gain treatment).

    The exercise of an incentive stock option will generally result in the excess of the Common Stock's fair market value on the date of exercise over the exercise price being included in the optionee's alternative minimum taxable income. Liability for the alternative minimum tax is a complex determination and depends upon an individual's overall tax situation.

    NON-QUALIFIED STOCK OPTIONS. Upon exercise of a non-qualified stock option granted under the 1998 Plan the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received over the exercise price of such Common Stock. That amount will increase the optionee's basis in the Common Stock acquired pursuant to the exercise of the option. Upon a subsequent sale of the Common Stock, the optionee will recognize short-term, mid-term or long-term gain or loss depending upon his holding period for the Common Stock and upon the subsequent appreciation or depreciation in the market value of the Common Stock. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the option.

    VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, with each share entitled to one vote, is required for approval of the 1998 Plan. A vote for the proposal will constitute the specific approval of the 1998 Plan in the form attached hereto as Exhibit A.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1998 STOCK INCENTIVE PLAN.

                                 OTHER BUSINESS

    The Board does not intend to present any other business for action at the Annual Meeting and does not know of other matters likely to be brought before such meeting. If any other matters are introduced, the proxy holders named in the enclosed proxies will vote shares they represent as the Board recommends.

                                                    [SIGNATURE]

                                          James P. Pisani
                                          SECRETARY

Santa Barbara, California
April 28, 1998

                                   EXHIBIT A
                          1998 STOCK INCENTIVE PLAN OF
                           AVTEL COMMUNICATIONS, INC.

ARTICLE 1. INTRODUCTION

    The Plan was adopted by the Board on March 10, 1998, subject to approval by the Company's stockholders. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2. ADMINISTRATION

    2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

        (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

        (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

    The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all terms of such Awards.

    2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS

    3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units, Options and SARs awarded under the Plan shall not exceed 1,500,000. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

    3.2 ADDITIONAL SHARES. If Stock Units, Options or SARs are forfeited or if Options or SARs terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the

Plan. If Restricted Shares are forfeited, then such Shares shall not become available for subsequent Awards under the Plan.

    3.3 DIVIDEND EQUIVALENTS. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4. ELIGIBILITY

    4.1 GENERAL RULES. Only Employees, Outside Directors and Consultants shall be eligible for designation as Participants by the Committee.

    4.2 INCENTIVE STOCK OPTIONS. Only Employees shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5. OPTIONS

    5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation.

    5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single calendar year shall in no event cover more than 500,000 Common Shares, subject to adjustment in accordance with Article 10.

    5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than the par value of the Common Shares subject to such NSO. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

    5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

    5.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

    5.6 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options

(whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

ARTICLE 6. PAYMENT FOR OPTION SHARES

    6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

        (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

        (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

    6.2 EXERCISE/SALE. To the extent that this Section 6.2 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

    6.3 EXERCISE/PLEDGE. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

    6.4 PROMISSORY NOTE. To the extent that this Section 6.4 is applicable, payment may be made with a full-recourse promissory note; provided that the par value of the Common Shares shall be paid in cash.

    6.5 OTHER FORMS OF PAYMENT. To the extent that this Section 6.5 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. STOCK APPRECIATION RIGHTS

    7.1 SAR AGREEMENT. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

    7.2 NUMBER OF SHARES. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 500,000 Common Shares, subject to adjustment in accordance with Article 10.

    7.3 EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

    7.4 EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may also be awarded in combination with Options, Restricted Shares or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Shares or Stock Units are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

    7.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

    7.6 EXERCISE OF SARS. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.

    7.7 MODIFICATION OR ASSUMPTION OF SARS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8. RESTRICTED SHARES AND STOCK UNITS.

    8.1 TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

    8.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company's treasury or in the form of Stock Units, no cash consideration shall be required of the Award recipients.

    8.3 VESTING CONDITIONS. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

    8.4 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

    8.5 DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

    8.6 CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

ARTICLE 9. VOTING AND DIVIDEND RIGHTS

    9.1 RESTRICTED SHARES. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

    9.2 STOCK UNITS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

ARTICLE 10. PROTECTION AGAINST DILUTION.

    10.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3, (b) the limitations set forth in Section 3.1 (c) the number of Stock Units included in any prior Award which has not yet been settled, (d) the number of Common Shares covered by each outstanding Option and SAR or (e) the Exercise Price under each outstanding Option and SAR. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

    10.2 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options, SARs, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

ARTICLE 11. AWARDS UNDER OTHER PLANS

    The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 12. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

    12.1 EFFECTIVE DATE. No provision of this Article 12 shall be effective unless and until the Board has determined to implement such provision.

    12.2 ELECTIONS TO RECEIVE NSOS, RESTRICTED SHARES OR STOCK UNITS. An Outside Director may elect to receive his or her annual retainer payments and meeting fees from the Company in the form of cash, NSOs, Restricted Shares, Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 12 shall be filed with the Company on the prescribed form.

    12.3 NUMBER AND TERMS OF NSOS, RESTRICTED SHARES OR STOCK UNITS. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 13. LIMITATION ON RIGHTS

    13.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant of the Company, a Parent or a Subsidiary. The Company and its Parents and Subsidiaries reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

    13.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in Articles 8, 9 and 10.

    13.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 14. LIMITATION ON PAYMENTS

    14.1 BASIC RULE. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such

Award shall not be so reduced and shall not be subject to this Article 14. For purposes of this Article 14, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

    14.2 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 14, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 14 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

    14.3 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

    14.4 RELATED CORPORATIONS. For purposes of this Article 14, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 15. WITHHOLDING TAXES

    15.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

    15.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy his or her statutory withholding requirements by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

ARTICLE 16. FUTURE OF THE PLAN.

    16.1 TERM OF THE PLAN. The Plan, as set forth herein, was adopted on March 10, 1998, and shall become effective on such date, subject to the approval of the stockholders of the Company. The Plan shall remain in effect until it is terminated under Section 16.2, except that no ISOs shall be granted after March 10, 2008.

    16.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 17. DEFINITIONS.

    17.1 "AWARD" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

    17.2 "BOARD" means the Company's Board of Directors, as constituted from time to time.

    17.3 "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

           (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

           (b) A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either:

               (A) Had been directors of the Company 24 months prior to such change; or

               (B) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

           (c) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

    The term "Change in Control" shall not include a transaction, the sole purpose of which is to change the state of the Company's incorporation.

    17.4 "CODE" means the Internal Revenue Code of 1986, as amended.

    17.5 "COMMITTEE" means a committee of the Board, as described in Article 2.

    17.6 "COMMON SHARE" means one share of the common stock of the Company.

    17.7 "COMPANY" means AvTel Communications, Inc., a Delaware corporation.

    17.8 "CONSULTANT" means a consultant or adviser who provides bona fide services to the Company, a Parent or a Subsidiary as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

    17.9 "EMPLOYEE" means a common-law employee of the Company, a Parent or a Subsidiary.

   17.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

   17.11 "EXERCISE PRICE," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

   17.12 "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Committee as follows:

           (a) If the Common Shares were traded over-the-counter on the date in question but were not traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Shares are quoted or, if the Common Shares are not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

           (b) If the Common Shares were traded over-the-counter on the date in question and were traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market System;

           (c) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

           (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of THE WALL STREET JOURNAL. Such determination shall be conclusive and binding on all persons.

   17.13 "ISO" means an incentive stock option described in section 422(b) of the Code.

   17.14 "NSO" means a stock option not described in sections 422 or 423 of the Code.

   17.15 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

   17.16 "OPTIONEE" means an individual or estate who holds an Option or SAR.

   17.17 "OUTSIDE DIRECTOR" shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

   17.18 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing

50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

   17.19 "PARTICIPANT" means an individual or estate who holds an Award.

   17.20 "PLAN" means this 1998 Stock Incentive Plan of AvTel Communications, Inc., as amended from time to time.

   17.21 "RESTRICTED SHARE" means a Common Share awarded under the Plan.

   17.22 "SAR" means a stock appreciation right granted under the Plan.

   17.23 "SAR AGREEMENT" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

   17.24 "STOCK AWARD AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

   17.25 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

   17.26 "STOCK UNIT" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

   17.27 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 18. EXECUTION.

    To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                          AVTEL COMMUNICATIONS, INC.

                                          By        /s/ ANTHONY E. PAPA

                                            ------------------------------------
                                                      Anthony E. Papa,
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                           AVTEL COMMUNICATIONS, INC.
                                REVOCABLE PROXY
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Anthony E. Papa and James P. Pisani, and each of them, as proxies with full power of substitution, to vote all shares of Common Stock which the undersigned has power to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of AvTel Communications, Inc. (the "Company") to be held on May 28, 1998 at 2:30p.m., local time, at the offices of the Company's subsidiary, Matrix Telecom, Inc., 8721 Airport Freeway, Fort Worth, Texas, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized to vote upon such other business as may properly come before the meeting in accordance with a majority vote of the Board of Directors.

             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 THROUGH 3

1. ELECTION OF DIRECTORS. Election of the following individuals to serve as directors for a term expiring at the 1999 annual meeting.

     John E. Allen   Jeffrey J. Jensen   Gregory T. Mutz  Anthony E. Papa  James
    P. Pisani

  [  ]   FOR all listed          [  ]                    WITHHOLD AUTHORITY to   [  ]                    LISTED NOMINEES except
         nominees                                        vote for all listed                             the following:
                                                         nominees                                        (Instruction: To
                                                                                                         withhold authority to
                                                                                                         vote for any
                                                                                                         individual nominee,
                                                                                                         write the name of such
                                                                                                         nominee(s) on the line
                                                                                                         below.)
  -----------------------------------------------------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF AUDITORS. Approval of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

                    [  ] FOR    [  ] AGAINST    [  ] ABSTAIN

3. 1998 STOCK INCENTIVE PLAN. Approval of the Company's 1998 Stock Incentive Plan, including the reservation of 1,500,000 shares for issuance thereunder.

                    [  ] FOR    [  ] AGAINST    [  ] ABSTAIN

4. OTHER BUSINESS. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 1998, together with the Exhibit attached thereto.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 THROUGH 3.

               PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

                                                  Dated                   , 1998
                                                  ______________________________
                                                  Signature(s) of Stockholder(s)
                                                  ______________________________
                                                    Signature if held jointly

                                                  PLEASE SIGN exactly as name
                                                  appears above. Joint owners
                                                  should each sign. Executors,
                                                  administrators, trustees, etc.
                                                  should so indicate when
                                                  signing. If signer is a
                                                  corporation, please sign full
                                                  name by duly authorized
                                                  officer.